Exhibit 10.7

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内资公司的股东在（经不时修订的）交易文件和独家业务合作协议下的义务， 且为此 目的， 一旦独资公司提出要求， 本人应签署格式和内容基本与（经不时修订的）交易 文件和独家业务合作协议相同的一系列书面文件。 I hereby agree and undertake that if I obtain any equity interests of Domestic Company which are held by Yuli LIU for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Domestic Company as of September 一一30 ’2020 (the “Exclusive Business Cooperation Agreement”） (as amended from time to time) and comply with the obligations thereunder as a shareholder of Domestic Company.For this purpose, upon the WFOE’ s request, I shall sign a series of written documents in substantially the same fo1mat and content as the Transaction Documents and the Exclusive Business Cooperation Agreement (as amended from time to time). 》1 ｝｛在 姓名：消晴 N创口e:Qing LIU 日期： 2020年9月 30 日 Date: September一一30 ，2020